UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2015

Corbus Pharmaceuticals Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55327	46-4348039
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 River Ridge Drive, Norwood, MA 02062

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 963-0100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Information.

This Current Report on Form 8-K is being filed to correct the form of warrant (the “Investor Warrant”) previously filed as Exhibit 4.3 to the Corbus Pharmaceuticals Holdings, Inc. (the “Company”) Registration Statement on Form S-1 (File No. 333-198563) filed with the Securities and Exchange Commission (the “SEC”) on September 3, 2014 (the “Registration Statement”), which is incorporated by reference into the Company’s SEC filings.

In connection with the Company’s private placement completed in 2014, the Company issued the Investor Warrants to investors to purchase an aggregate 10,260,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). The Investor Warrants are exercisable at an exercise price equal to $1.00 per share. The Investor Warrants are currently exercisable and may be exercised for a period of five years from the date of issuance. The Investor Warrants may be exercised at any time in whole or in part at the applicable exercise price until expiration of the Investor Warrants.

Pursuant to the terms of the Investor Warrants, the Company has the right to redeem the Investor Warrants if the volume weighted average price of the Common Stock is equal to or greater than $2.50 per share for twenty (20) consecutive trading days and provided further that a registration statement covering the resale of the shares underlying the Investor Warrants, including the Registration Statement, is effective at the time the Investor Warrants are called.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

4.1	Form of Investor Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORBUS PHARMACEUTICALS HOLDINGS, INC.

Date: January 5, 2015	By:	/s/ Yuval Cohen
Yuval Cohen
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Investor Warrant